Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-78798, 333-31059, 333-52995, 333-104288) of Stratus Properties Inc. of our report dated March 29, 2005 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Austin, Texas
March 29, 2005